SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

December 6, 2010
Date of Report

Mondial Ventures, Inc.

Nevada	000-51033	Pending
(State or other	(Commission File No.)	(IRS Employer I.D. No.)
Jurisdiction)

388 Richmond St. W. Suite 916
Toronto, On M5V 3P1
 (Address of Principal Executive Offices)

(416) 928-3095
(Registrant’s Telephone Number, including area code)

Item 5.03 Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

Effective on December 1, 2010, the company amended its Articles of Incorporation to provide that the total capitalization will be 260,000,000 shares of , of which 250,000,000 will be designated common stock, $.001 par value and 10,000,000 shares will be designated preferred stock, $.001 par value.  The preferred shares are without any series provisions at this time and are considered blank check preferred stock, subject to issuance upon approval by the board of directors from time to time, in amounts and with terms as they determine.

The amendment was approved by a consent of the shareholders representing 61.22% of the then outstanding shares of common stock.

Item 9.01

Exhibits

3.1  Amendment to Articles of Incorporation, effective December 1, 2010, changing the capitalization

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Mondial Ventures, Inc.

DATED: Dec 6, 2010	/s/ Marc Juliar
Marc Juliar
President, and Director